ACTIVE/105449286.6 1 November 4, 2020 Via Email Jeffrey A. Bailey P.O. Box 180 Melvin Village, NH 03850 Re: Amended and Restated Employment Agreement Dear Jeffrey: This Amended and Restated Employment Agreement (this “Agreement”) confirms the agreement between you and BioDelivery Sciences International, Inc. (the “Company”) to amend that certain letter agreement between you and the Company dated as of May 10, 2020 (the “Prior Agreement”). This Agreement amends and restates the Prior Agreement and sets forth the terms of your continued employment with the Company as the Chief Executive Officer of the Company (“CEO”). The terms of employment set forth below supersede and replace the terms set forth in any other oral or written communications relating to the subject matter herein, including without limitation the Prior Agreement. WHEREAS, you have served as the Company’s interim CEO (“Interim CEO”) since May 11, 2020; and WHEREAS, the Company desires to continue to employ you as CEO and you desire to continue to be employed as CEO beginning on November 4, 2020 (the “Effective Date”) on the terms contained herein. NOW, THEREFORE, for good and valuable and valuable consideration, the receipt of which is hereby acknowledged, you and the Company hereby agree as follows: 1. Term. The Company shall employ you as CEO pursuant to this Agreement commencing on the Effective Date and continuing until such employment is terminated in accordance with the provisions hereof (the “Term”). Your employment with the Company will continue to be “at will,” meaning that your employment may be terminated by the Company or you at any time and for any reason subject to the terms of this Agreement. 2. Position. As the CEO, you shall, subject to the oversight by and control of the Board of Directors, have general and active management of the business of the Company and such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”), provided that such powers and duties are consistent with your position as CEO. You shall report to the Board of Directors and the Company’s C-suite officers, including the President and Chief Commercial Officer, Chief Financial Officer, Chief Medical Officer and General Counsel, Chief DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 2 Compliance Officer and Corporate Secretary shall report to you. In addition, you shall continue to serve as member of the Board during your employment, subject to being elected to the Board and applicable corporate governance documents, provided, however, that you shall, upon request of the Board, recuse yourself from any discussions of your employment; provided further, that except as may otherwise be provided by the Board at such time, you shall be deemed to have resigned from the Board and from any related positions upon ceasing to serve as CEO for any reason. For the avoidance of doubt, you will no longer be subject to the Company’s Director Remuneration Policy. As CEO, you shall devote your full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, you may continue to engage in the outside activities listed on Exhibit A, and any additional board seats which have been approved by the Board, as long as such activities do not interfere with the performance of your duties to the Company. In addition, you may engage in religious, charitable or other community activities as long as such services and activities do not interfere with the performance of your duties to the Company. 3. Salary. Effective on the Effective Date, the Company will pay you an initial base salary at the rate of $650,000 per year, payable in accordance with the Company’s standard payroll schedule and subject to applicable deductions and withholdings. Your base salary shall be subject to periodic review by the Board or the Compensation Committee of the Board (the “Compensation Committee”), provided that the first such review following the Effective Date will occur in the first quarter of calendar year 2022, subject to your continued employment at such time. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for its executive officers. 4. Bonus. You will be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. Commencing in calendar year 2021, your initial target annual incentive compensation shall be 70 percent of your Base Salary. The target annual incentive compensation in effect at any given time is referred to herein as “Target Bonus.” The actual amount of your annual incentive compensation, if any, shall be determined in the sole discretion of the Board or the Compensation Committee, subject to the terms of any applicable incentive compensation plan that may be in effect from time to time. Except as otherwise provided herein or as may be provided by the Board or the Compensation Committee, you must be employed on the date a bonus is paid to earn any part of a bonus. Any annual bonus you earn and become entitled to receive shall be paid on the same date such bonus is paid to other C-suite level executives who have earned a bonus. You are not eligible for an annual bonus for calendar year 2020. However, in recognition of your work as Interim CEO, and provided that you remain employed by the Company at the time of payment, you will be paid a one-time bonus in the gross amount of $200,000, to be paid by December 31, 2020. For the avoidance of doubt, this bonus shall be in lieu of the bonus described in the Prior Agreement. 5. Equity. (a) Notwithstanding anything to the contrary in the applicable restricted stock unit agreement or stock option agreement, (i) the 40,000 unvested restricted stock units granted to you on May 10, 2020 in connection with becoming Interim CEO and (ii) the unvested portion of the option that was granted to DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 3 you on May 10, 2020 in connection with becoming Interim CEO to purchase 160,000 shares of the Company’s common stock shall immediately accelerate and become fully vested and exercisable or nonforfeitable as of the Effective Date. (b) In addition, on the Effective Date, you will be granted a non-qualified stock option to purchase 840,000 shares of the Company’s common stock (the “Option”),which Option will vest annually in one-third (1/3) increments over three (3) years, beginning on the first anniversary of the Effective Date. The Option shall be governed by the terms of the Company’s 2019 Equity Incentive Plan and any amendments thereto (the “Plan”) and a separate award agreement to be entered into under the Plan as soon as practicable after the Option is granted; provided, that the exercise price per share of the Option will be the volume-weighted average price of the Company’s publicly-traded common stock for the 30-day period immediately preceding the date of grant. In addition to the Option, on the Effective Date, you will be granted 160,000 restricted stock units under the Plan (the “RSUs”), the vesting of which will be in one-third (1/3) increments over three (3) years, beginning on the first anniversary of the Effective Date, subject to continued employment or service to the Company through the applicable vesting date. The terms for the grant of the RSUs shall be governed by the Plan and a separate award agreement to be entered into between you and the Company. (c) You shall be eligible to earn and receive future annual stock grants upon the same considerations and conditions as the Company’s other C-suite level executives; provided that the Board will first consider such grants in the first quarter of calendar year 2022, subject to your continued employment at such time. (d) For the avoidance of doubt, other than the accelerated vesting set forth in subsection (a) above, nothing herein affects your existing equity awards with the Company, which shall remain in full force and effect, subject to the terms of the Plan and the applicable equity awards (collectively, the “Equity Documents”). 6. Benefits. During the Term, you will be eligible, subject to the terms of the applicable plans and programs, to participate in the employee benefits and insurance programs generally made available to the Company’s executive officers. The Company reserves the right to modify, amend or cancel any of its benefits plans or programs at any time. 7. Paid Time Off. You shall be entitled to accrue up to four (4) weeks of vacation each calendar year in accordance with the Company’s applicable vacation policy, as may be in effect from time to time. You will also be eligible for Company-paid holidays and any other paid time off provided for under the Company’s applicable time off policies. 8. Business Expenses. You shall be entitled to receive prompt reimbursement for all reasonable expenses that you incur during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its executive officers. In addition, you will be provided with an allowance for cellular phone and home office internet in the amount of $87.70 payable biweekly (annual equivalent of $190.00 per month). DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 4 9. Location. You will be permitted to work remotely from your home office in New Hampshire, provided that, you are expected to travel to the Company’s Raleigh, NC office as is reasonably necessary to perform the duties of CEO and you may be required to travel elsewhere for business from time to time, consistent with the Company’s business needs. The Company will reimburse you for reasonable expenses incurred in connection with such travel in accordance with the policies and procedures then in effect and established by the Company for its executive officers. For the avoidance of doubt, the expectation during the COVID-19 pandemic is that you will travel as is necessary and as safety permits. 10. At-will Employment. At all times your employment is “at will,” meaning you or the Company may terminate it at any time for any or no reason. Although your job duties, title, reporting structure, compensation and benefits, as well as the Company’s benefit plans and personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized member of the Board (excluding yourself). Your last day of employment is referred to herein as the “Date of Termination.” In the event of the ending of your employment for any reason, the Company shall pay you (i) your Base Salary through the Date of Termination, (ii) any accrued but unused vacation through the Date of Termination, (iii) the amount of any documented expenses properly incurred by you on behalf of the Company prior to any such termination and not yet reimbursed and (iv) any vested benefits you may have under, or any rights that you may have been specifically granted pursuant to, any of the Company’s or its successor’s equity incentive plans, retirement plans, supplementary retirement plans, profit sharing and savings plans, healthcare, 401(k) and any other employee benefit plans sponsored by the Company or its successor through the Date of Termination, which vested benefits shall be paid and/or provided in accordance with the terms of such incentive plans or employee benefit plans (the “Accrued Obligations”). 11. Severance Payment Outside of a CIC Severance Triggering Event. If the Company terminates your employment other than for “Cause” (as defined below) or if your employment is terminated as a result of your death or permanent disability or by you for “Good Reason” (as defined below), and you comply with the terms stated below, provided that you (and/or your beneficiaries) enter into a release agreement in a form provided by the Company at the time of such termination (a “Release”) and the Release becomes effective within 60 days after the Date of Termination (or such shorter period as set forth in the Release), the Company will pay you a one-time cash severance payment equal to (i) 100% of your annual Base Salary, plus (ii) the pro-rata share of your Target Bonus for the year in which the Date of Termination occurs (the “Severance Payment”), and, if the Date of Termination occurs after the completion of a calendar year but prior to the payment of annual bonuses for such year, the Company will pay you the bonus amount that you otherwise would have earned if you remained employed on the date of payment, as determined in the sole discretion of the Board or the Compensation Committee in accordance with Section 4 of this Agreement (the “Prior Year Bonus”). The Severance Payment will be paid within 60 days of the Date of Termination, provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be paid in the second calendar year by the last day of such 60-day period. If applicable, the Prior Year Bonus shall be paid to you at the time DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 5 that the Company’s other executives receive their annual bonuses, which shall be no later than March 15 of the calendar year in which the Date of Termination occurs. 12. Change in Control Benefits following a CIC Severance Triggering Event. If your employment with the Company is terminated by the Company or its successor without Cause or by you for Good Reason, in either case within twelve (12) months following the occurrence of a “Change in Control” (as defined below) (a “CIC Severance Triggering Event”), then, in lieu of the Severance Payment: (i) you will be entitled to (A) a one-time cash severance payment equal to 100% of your then current annual Base Salary, plus (B) a one-time cash payment of 100% of your Target Bonus (the “CIC Severance Payment”); (ii) if the Date of Termination occurs after the completion of a calendar year but prior to the payment of annual bonuses for such year, you will be entitled to the Prior Year Bonus; and (iii) all unvested time-based options, restricted stock units or other equity securities to acquire shares of the Company’s common stock granted to you under the Company’s 2011 and 2019 Equity Incentive Plans or any similar plan shall immediately become fully vested, such restricted stock units and other equity securities shall be paid no later than the date the CIC Severance Payment is made and such vested options shall be exercisable for the period provided for in the respective plan (collectively the “Change in Control Benefits”). Following the Company’s or its successor’s compliance with clauses (i), (ii) and (iii) above, along with the Company’s or its successor’s payment or provision of the Accrued Obligations, the Company or its successor shall have no further obligations to you following termination. In addition, as a condition to the Change in Control Benefits, you must enter into a Release and the Release must become effective within 60 days after the Date of Termination (or such shorter period as set forth in the Release). The CIC Severance Payment will be paid within 60 days of the Date of Termination, provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payment to the extent it qualifies as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid in the second calendar year by the last day of such 60-day period. If applicable, the Prior Year Bonus shall be paid to you at the time that the Company’s or its successor’s other executives receive their annual bonuses, which shall be no later than March 15 of the calendar year in which the Date of Termination occurs. All such payments shall comply with Section 409A of the Code and all regulations promulgated thereunder. 13. Definitions. For purposes of this Agreement, the following terms shall have the following meanings: (a) “Cause” shall mean (i) a material breach or material default (including, without limitation, any material dereliction of duty) by you of any agreement between you and the Company or your continuing failure to follow any valid and legal direction of the Board; (ii) your gross negligence, willful misfeasance or breach of fiduciary duty; (iii) your commission of an act of fraud, embezzlement or any felony or crime of dishonesty in connection with your duties with the Company; (iv) your continued non-performance of your duties hereunder (other than by reason of your physical or mental illness, incapacity or disability) which has continued for more than 15 days following written notice of such non-performance from the Board; or (v) your conviction of a felony or any other crime that would materially and adversely affect: (a) the Company’s business reputation, or (b) the performance of your duties for the Company. For the avoidance of doubt, in the event of a termination of your employment DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 6 for Cause, the Company will pay you the Accrued Obligations, and thereafter the Company shall have no further responsibility for termination or other payments to you. (b) “Good Reason” shall mean the occurrence of any of the following in each case during the Term without your consent: (i) a reduction in your Base Salary; (ii) a reduction in your Target Bonus opportunity; (iii) any material breach by the Company of any material provision of this Agreement or of any other agreement between the Company and you, including any representation, warranties or covenants set forth herein; (iv) the Company’s failure to obtain an agreement from any successor to the Company following a Change in Control to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (v) a material, adverse change in your title, authority, duties, or responsibilities (other than temporarily while you are physically or mentally incapacitated or as required by applicable law).You shall not terminate your employment for Good Reason unless you have first provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within sixty (60) days of the date you learn of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances and has failed to cure such circumstances. If you do not terminate your employment for Good Reason within ninety (90) days after the date you learn of the first occurrence of the applicable grounds, then you will be deemed to have waived your right to terminate for Good Reason with respect to such grounds. (c) “Change in Control” means the occurrence of any one or more of the following events (it being agreed that, with respect to paragraphs (i) and (iii) of this definition below, a “Change in Control” shall not be deemed to have occurred if the applicable third party acquiring party is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended): (i) an acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; (ii) the individuals who, as of the date hereof, are members of the Company’s Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Company’s Board; or (iii) the consummation of: (A) a merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result; (B) a liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company). 14. Confidential Information and Restricted Activities. You also will be required to sign, as a condition of your employment, an Employee Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement, a copy of which is enclosed with this Agreement (the “Restrictive Covenants Agreement”). The obligations under the Restrictive Covenants Agreement are supplemental DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 7 to, and not in lieu of, your existing confidentiality obligations with respect to your role as a member of the Board. This Agreement is conditioned on your representation that you are not subject to any confidentiality, noncompetition, nonsolicitation, invention assignment or other agreement that restricts your employment activities or that may affect your ability to devote full time and attention to your work at the Company. You further represent that you have not used and will not use or disclose any trade secret or other proprietary right of any previous employer or any other party. 15. Taxes; Section 409A. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You hereby acknowledge that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or the Board related to tax liabilities arising from your compensation. Anything in this Agreement to the contrary notwithstanding, if at the time of your separation from service within the meaning of Section 409A of the Code, the Company determines that you are a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that you become entitled to under this Agreement on account of your separation from service would be considered deferred compensation subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after your separation from service, or (B) your death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule. All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by you during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided, or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon your termination of employment, then such payments or benefits shall be payable only upon your “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). The Company and you intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 8 16. Section 280G. Anything in this Agreement to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to you or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, then the Aggregate Payments shall be reduced (but not below zero) so that the sum of all of the Aggregate Payments shall be $1.00 less than the amount at which you become subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction shall only occur if it would result in you receiving a higher After Tax Amount (as defined below) than you would receive if the Aggregate Payments were not subject to such reduction. In such event, the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A- 24(b) or (c). For purposes of this paragraph, the “After Tax Amount” means the amount of the Aggregate Payments less all federal, state, and local income, excise and employment taxes imposed on you as a result of your receipt of the Aggregate Payments. For purposes of determining the After Tax Amount, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in each applicable state and locality, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The determination as to whether a reduction in the Aggregate Payments shall be made pursuant to this paragraph shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and you within 15 business days of the date of termination, if applicable, or at such earlier time as is reasonably requested by the Company or you. Any determination by the Accounting Firm shall be binding upon the Company and you. 17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 18. Amendment. This Agreement may be amended or modified only by a written instrument signed by you and by a duly authorized representative of the Company. 19. Interpretation and Enforcement. This Agreement, together with the Restrictive Covenants Agreement, constitutes the complete agreement between you and the Company, contains all of the terms of your employment with the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company, DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 9 including the Prior Agreement; provided, however, and notwithstanding the foregoing, the Equity Documents and any indemnification agreement between you and the Company shall remain in full force and effect. The terms of this Agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this Agreement or arising out of, related to, or in any way connected with this Agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by North Carolina law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the State of North Carolina in connection with any Dispute or any claim related to any Dispute. 20. Assignment. Neither you nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without your consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization, consolidate with, or merge into or to whom it transfers all or substantially all of its properties or assets; provided further that if you remain employed or become employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then you shall not be entitled to any payments, benefits or vesting pursuant to Section 11 or Section 12 of this Agreement solely as a result of such transaction. This Agreement shall inure to the benefit of and be binding upon you and the Company, and each of your and its respective successors, executors, administrators, heirs and permitted assigns. 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. [Signature page follows.] DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 10 We look forward to continuing to work with you. You may indicate your agreement with these terms by signing and dating this Agreement, together with the signed Restrictive Covenants Agreement, and returning them both to me. If you have any questions please do not hesitate to contact me. Very truly yours, BIODELIVERY SCIENCES INTERNATIONAL, INC. By: Peter S. Greenleaf Title: Chairman of the Board of Directors Enclosure: Restrictive Covenants Agreement I have read and accept this Agreement: By: Jeffrey A. Bailey Dated: November 4, 2020 DocuSign Envelope ID: F0CC5CEC-037D-434B-9BCC-27B598ABFD51

ACTIVE/105449286.6 10 We look forward to continuing to work with you. You may indicate your agreement with these terms by signing and dating this Agreement, together with the signed Restrictive Covenants Agreement, and returning them both to me. If you have any questions please do not hesitate to contact me. Very truly yours, BIODELIVERY SCIENCES INTERNATIONAL, INC. By: Peter S. Greenleaf Title: Chairman of the Board of Directors Enclosure: Restrictive Covenants Agreement I have read and accept this Agreement: By: Jeffrey A. Bailey Dated: November 4, 2020 DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20

ACTIVE/105449286.6 11 Exhibit A  Aileron Therapeutics, Inc. – Board of Directors  Tekla Capital Management, LLC – Board Trustee DocuSign Envelope ID: BF5CA567-F84D-4FA1-9B01-EC2AF3D7AE20